UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2010

Eastern Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-32899	20-2653793
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Race Avenue, Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (including area code): (717) 396-7095

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 11, 2010, at a regularly scheduled meeting, the Board of Directors of Eastern Insurance Holdings, Inc. (the “Company”) elected Michael L. Boguski, the Company’s President and Chief Operating Officer, as a Class II director with a term expiring at the annual meeting of shareholders in 2013. The Board of Directors has not appointed Mr. Boguski to any committees. As an executive officer of the Company, Mr. Boguski will not receive any additional compensation for serving on the Board of Directors. There have been no transactions within the last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Boguski has or had a direct or indirect material interest which would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN INSURANCE HOLDINGS, INC.
Dated: November 17, 2010
	By:	/s/ Kevin M. Shook
Kevin M. Shook
Chief Financial Officer

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